EX-99.d.1.i

AMENDED AND RESTATED APPENDIX A

TO THE

INVESTMENT MANAGEMENT AGREEMENT

Funds	Annual Management Fee Rate (as a percentage of average daily net assets)
Optimum Large Cap Growth Fund

0.7500% of assets up to $500 million

0.7000% of assets from $500 million to $1 billion

0.6500% of assets from $1 billion to $1.5 billion

0.6250% of assets from $1.5 billion to $2 billion

0.6000% of assets from $2 billion to $2.5 billion

0.5750% of assets from $2.5 billion to $5 billion

0.5500% of assets over $5 billion

Optimum Large Cap Value Fund

0.7000% of assets up to $500 million

0.6500% of assets from $500 million to $1 billion

0.6000% of assets from $1 billion to $1.5 billion

0.5750% of assets from $1.5 billion to $2 billion

0.5500% of assets from $2 billion to $2.5 billion

0.5250% of assets from $2.5 billion to $5 billion

0.5000% of assets over $5 billion

Optimum Small-Mid Cap Growth Fund

1.0000% of assets up to $500 million

0.9000% of assets from $500 million to $750 million

0.8000% of assets from $750 million to $1 billion

0.7500% of assets from $1 billion to $1.5 billion

0.7000% of assets over $1.5 billion

Optimum Small-Mid Cap Value Fund

0.9000% of assets up to $500 million

0.8000% of assets from $500 million to $750 million

0.7500% of assets from $750 million to $1 billion

0.7000% of assets from $1 billion to $1.5 billion

0.6500% of assets over $1.5 billion

Optimum International Fund

0.7500% of assets up to $500 million

0.7150% of assets from $500 million to $1 billion

0.7000% of assets from $1 billion to $1.5 billion

0.6750% of assets from $1.5 billion to $2 billion

0.6500% of assets from $2 billion to $2.5 billion

0.6000% of assets over $2.5 billion

Optimum Fixed Income Fund

0.6000% of assets up to $500 million

0.5500% of assets from $500 million to $1 billion

0.5000% of assets from $1 billion to $1.5 billion

0.4500% of assets from $1.5 billion to $2 billion

0.4250% of assets from $2 billion to $2.5 billion

0.4000% of assets from $2.5 billion to $5 billion

0.3750% of assets over $5 billion

AGREED AND ACCEPTED:

as of August 1, 2024

OPTIMUM FUND TRUST		DELAWARE MANAGEMENT COMPANY,
a series of Macquarie Investment Management Business Trust

By:	/s/ Daniel Geatens	By:	/s/ Susan L. Natalini
Name:	Daniel Geatens	Name:	Susan L. Natalini
Title:	Chief Financial Officer	Title:	Senior Vice President